Exhibit 99.1

SURREY VACATION RESORTS, INC.
GRAND CROWNE RESORTS
430-C HWY 165 SOUTH
BRANSON, MISSOURI 65616
TEL 417-332-8491 FAX 417-332-8364

April 26, 2011

Mr. Haviland Wright, Ph.D.
President and & Chief Executive Officer
X-CHANGE CORPORATION
12655 North Central Expressway, Suite 1000
Dallas, Texas 75243

Gentlemen;

After the Contract dated, March 7, 2011, was signed, I sent several letters to our Timeshare Lenders requesting their consent of the X-Change Corporation and Surrey Vacation Resorts, Inc., transaction. This acquisition by X-Change Corporation would give Surrey Vacation Resort, Inc., access to the major stock exchanges and investors and would provide additional sources for financing.

Unfortunately, to date, we have not received any approvals from the Lenders as required by the Contract. As a result of this situation, I am unable to complete the contemplated transaction. Please take all measures required to notify your Officers and Board of Directors.

Sincerely,


/s/ C. J. Perme
----------------------------
C. J. Perme
President & CEO